SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       January 20, 2011 (January 5, 2011)
                Date of report (Date of earliest event reported)


                            HQ GLOBAL EDUCATION INC.
               (Exact name of registrant as specified in Charter)

           Delaware                      333-150385              26-1806348
(State or other jurisdiction of         (Commission            (IRS Employee
 incorporation or organization)           File No.)          Identification No.)

           27th Floor, BOBO Fortune Center, No.368, South Furong Road
                    Changsha City, Hunan Province, PRC 410007
                    (Address of Principal Executive Offices)

                               (86 731) 8782-8601
                            (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 5, 2011, Guangwen He, Chief Executive Officer ("CEO") of HQ Global Education Inc. ("HQ" or the "Company"), entered into a loan agreement with Global Education International Limited ("Global Education"), a subsidiary wholly owned by HQ, and Hunan Oya Education Technology Co., Ltd. ("Oya"), wholly controlled by HQ through contractual agreements.

According to the loan agreement, Guangwen He agreed to lend most of the US$10,800,000 investment funds("Investment Proceeds") from Seavi Equity V(B) Limited ("Seavi") and SAP Investments Limited ("SAP") to Global Education and each subordinate school controlled by Oya for business expansion without bearing any interest. The loan agreement is effective upon its execution and the term is three (3) years. If Global Education or Oya does not repay the debt before expiration of the loan agreement, they shall pay default interest at one (1) percent of the outstanding amount each day from the expiration date of the loan agreement until fulfillment of all obligations under the loan agreement.

As of the date of this release, HQ has not received any Investment Proceeds. The loan agreement is filed as Exhibit 99.1. This description of the material terms of the loan agreement is qualified in its entirety by reference to such exhibit.

ITEM 8.01 OTHER EVENTS.

Nicestar International Limited ("Nicestar"), the largest shareholder of HQ entered into a subscription agreement for an exchangeable bond (the "Agreement") with two investors, Seavi and SAP.

Pursuant to the Agreement, Nicestar issued to Seavi and SAP an interest-free bond instrument in the amount of US$10,800,000, which is exchangeable for HQ's common stock that Nicestar owns, 2,000,000 shares at $3.50 per share and 1,000,000 shares at $3.80 per share at any time during the two-year period from the date of issuance. Upon the closing of the transaction, Nicestar has deposited 3,000,000 common stock of HQ ("Deposited Shares") into a share mortgage account.

Guangwen He, CEO of HQ, is the beneficial owner of these Deposited Shares held by Nicestar and has agreed to loan the majority of the Investment Proceeds to HQ to enhance new business development and to construct a teaching facility. The detailed information about the loan agreement between Mr. Guangwen He and HQ has been included in Item 1.01 of this Form 8-K. On January 19, 2011, HQ issued the press release annexed hereto as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS

Not Applicable

(d) EXHIBITS.

99.1 Loan Agreement, dated as of January 5, 2011, between Guangwen He and Global Education International Limited and Hunan Oya Education Technology Co., Ltd.
99.2 Press Release issued by HQ Global Education, Inc., dated January 19, 2011, entitled "HQ Global Education Announces Exchangeable bond transaction on Behalf of Its Principal Shareholder."

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HQ Global Education, Inc.


Date: January 20, 2011                  By: /s/ Guangwen He
                                            ------------------------------------
                                            Guangwen He
                                            Chief Executive Officer


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
                                INDEX TO EXHIBITS

Exhibit
Number                             Description
------                             -----------

99.1 Loan Agreement, dated as of January 5, 2011, between Guangwen He and Global Education International Limited and Hunan Oya Education Technology Co., Ltd.

99.2 Press Release issued by HQ Global Education, Inc., dated January 19, 2011, entitled "HQ Global Education Announces Exchangeable bond transaction on Behalf of Its Principal Shareholder."